SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: August 27, 2002

Select Medical Corporation

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	000-32499 (Commission File Number)	23-2872718 (I.R.S. Employer Identification No.)

4716 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, PA 17055

(Address of Principal Executive Offices) (Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Select Medical Corporation Press Release, dated August 27, 2002.

Item 9. Regulation FD Disclosure.

         On August 27, 2002, Select Medical Corporation (the “Company”) issued a press release in which it announced that the Company was reaffirming its guidance for the quarter ending September 30, 2002 and the full year ending December 31, 2002 after unusual trading activity in its stock. The press release is attached to this report as exhibit 99.1 and is incorporated by reference into this report.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL CORPORATION

Date: August 27, 2002	By:	/s/ Michael E. Tarvin

Michael E. Tarvin Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Select Medical Corporation Press Release, dated August 27, 2002.